Exhibit 99.1

The Arena Group Reports Second Quarter 2023 Financial Results;

Announces Strategic Expansion and a Three-Year Extension of its Debt Facility

Company Delivers Top-Line Revenue Growth and Improvements in Profitability and Key Operating Metrics

Announces Strategic Agreement with Bridge Media Networks to Greatly Expand Video, OTT, and CTV Initiatives, plus a Capital Infusion and Advertising Partnership

NEW YORK – August 14, 2023 – The Arena Group Holdings, Inc. (NYSE American: AREN) (“we,” “us,” “our,” the “Company” or “The Arena Group”), a technology platform and media company home to more than 265 brands, including Sports Illustrated, TheStreet, Parade Media (“Parade”), Men’s Journal, and HubPages, today announced financial results for the three and six months ended June 30, 2023 (“Q2 2023”). The Company once again generated year-over-year top- and bottom-line improvements in Q2 2023, growing revenues by 9% while reducing total operating expenses by 2%, leading to a 34% improvement in gross profit, a $2.7 million improvement in net loss, and a $4.1 million improvement in adjusted EBITDA compared to the three months ended June 30, 2022 (“Q2 2022”).

Additionally, today after the market close, The Arena Group announced a strategic partnership to dramatically expand its position in the video industry through a transaction with Bridge Media Networks. The Company has signed a binding letter of intent with Bridge Media Networks’ parent company, Simplify Inventions, LLC (“Simplify”) which, if consummated, is expected to vastly expand its video capabilities in digital streaming, OTT, OTA, CTV, and Free Ad Support Television (“FAST”) channels, subject to negotiation of final terms, completion of due diligence, stockholder approval, the receipt of any required regulatory approvals and certain other closing conditions. As part of the proposed transaction, Simplify will invest $50 million in cash in the combined entity, of which $25 million will be in the form of common stock and $25 million will be in the form of non-convertible preferred stock, and will contribute substantial video content, production, and distribution assets and direct a significant advertising spend towards the combined entity. The Company also announced that it has extended its debt facility with B. Riley Financial for three years at a fixed rate of 10%, and will reduce the overall amount of its debt by $20 million from current levels. The Company expects that the proposed strategic transaction will include the following key components:

●	The Arena Group will acquire and operate Bridge Media Networks’ network business, which includes two 24-hour networks, NEWSnet and Sports News Highlights, which have 35 OTT distribution relationships and are distributed on more than 100 owned and affiliated linear television channels across 46 states through OTA, MVPD, and cable outlets. Additionally, Bridge Media Networks will contribute its automotive and travel brands, Driven and TravelHost, which will anchor new vertical arenas on The Arena Group’s technology platform.

●	The combined entity will operate within The Arena Group and is expected to expand its consumer reach, product offering for advertisers, and further diversify its revenue across one of the fastest-growing segments in the media industry: OTT, CTV, and FAST channel programming.

●	As part of the transaction, The Arena Group will receive a $50 million cash investment, a five-year guaranteed advertising commitment of approximately $60 million from a group of consumer brands also owned by Simplify, including 5-hour ENERGY®, and the Bridge Media Networks operations. As consideration, Simplify will receive $25 million of preferred stock at a 10% non-cash payment-in-kind (“PIK”) coupon with a term of five years from the closing date, and common equity which will represent approximately 65% ownership of the combined company on a fully diluted basis based on $5 per share.

●	The transaction is expected to close in the fourth quarter of 2023, subject to the negotiation of definitive agreements, the completion of due diligence, the approval of The Arena Group’s shareholders, the receipt of any required regulatory approvals and certain other closing conditions. Additional details regarding the proposed strategic transaction are available in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and a press release issued today, August 14, 2023.

Second Quarter 2023 Financial and Operational Highlights

●	Revenue increased 9% to $58.8 million compared to $53.8 million in the prior year period.
●	Digital advertising revenue increased by 19% to $29.3 million from $24.7 million in the prior year period. This was aided by our programmatic CPMs outperforming industry benchmarks by 41%, according to STAQ Benchmarking, a market-norm reporting service provided by Operative.
●	Total print revenue increased 9% to $20.4 million compared to $18.7 million in the prior year period.
●	Gross margin improved to 37% compared to 30% in the prior year period.
●	Operating expenses decreased by $0.8 million or 2%, to $36.0 million from $36.8 million in the prior year period.
●	Net loss narrowed by $2.7 million, or 12%, to $19.5 million from $22.2 million in the prior year period.
●	Q2 2023 included approximately $14.7 million in non-cash charges, including stock-based compensation, amortization of platform development and intangible assets, and other non-cash charges.
●	Adjusted EBITDA* improved significantly from a negative $4.2 million in Q2 2022 to a loss of $76 thousand in Q2 2023.

*Adjusted EBITDA is a non-GAAP measure. For additional information regarding non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” and “Net Loss to Adjusted EBITDA Reconciliation” below.

Management Commentary

Chairman and Chief Executive Officer of The Arena Group, Ross Levinsohn, said, “This is a watershed moment for The Arena Group. Our agreement with Bridge Media Networks combines our brands with vast video opportunities across all digital and terrestrial platforms. Upon completion of the agreements, we will have fortified our balance sheet, reduced and extended our debt, and secured a significant advertising partnership. We also have added a dynamic and successful investor and entrepreneur to our Company. The innovative business combination with Bridge Media Networks, contemplated in today’s announcement, promises the next exciting phase of our evolution. We believe the result, once the proposed transaction is complete, will be a well-capitalized company, poised to grow rapidly with leading digital and video offerings that will resonate with advertisers and consumers.”

“The hard work of our incredible employees to transform The Arena Group over the past three years has enabled this moment to expand our Company. Our continued progress in growing our scale and driving efficiency was a key factor in our ability to achieve this milestone transaction,” continued Mr. Levinsohn. “While many in our industry have seen their businesses shrinking in the second quarter, we grew revenue 9% year-over-year, overcoming industry-wide challenges in the digital advertising ecosystem.”

Mr. Levinsohn continued, “We have continued to diversify our revenue streams, growing eCommerce from a nascent business into a growth engine, and we expect further expansion through the balance of the year. We focused on operational efficiency and reduced our total operating expenses by 2% from the prior year period even as we grew revenue by 9% year-over-year, driving a $6.3 million improvement in our loss from operations. Combined with a significant improvement in our gross margins, we are making steady progress towards achieving sustainable profitability.”

Highlights across the Company’s verticals include:

●	The Sports vertical, anchored by Sports Illustrated, saw the expansion of several key properties including SI Golf and FanNation. The Company launched an F1 Formula Racing site which is now the second largest F1-focused site after just eight months, according to data from Comscore and MRI-Simmons.
●	Sports Illustrated Swimsuit’s 2023 launch more than doubled traffic as compared to the prior year. The announcement of the four covers – Martha Stewart, Megan Fox, Brooks Nader, and Kim Petras – and subsequent launch events in New York and Florida garnered over 108 billion media impressions and over 13,500 articles written about the release, according to data from Comscore and SimilarWeb. The group also saw record online digital advertising revenue, nearly tripling last year’s numbers.
●	The Finance vertical, anchored by TheStreet, had a record quarter with 38 million monthly average pageviews according to Google Analytics, an increase of 31% as compared to the prior year quarter. TheStreet launched partnerships with Tom Lee’s FundStrat Global Advisors and Tornado to expand its content base and reach a broader audience.
●	The Lifestyle vertical, anchored by Parade and Men’s Journal, saw an expansion of publishing partners covering new content channels such as entertainment, astrology, sneakers, wine, and streaming TV. Parade continued to drive year-over-year traffic growth, with a 33% increase in monthly average pageviews as compared to the prior year quarter, according to Google Analytics. Through an exclusive licensing deal, the popular weekly podcast Club Random with Bill Maher is now featured by Men’s Journal.
●	The Company announced that it has signed an agreement with acTVe Action Sports, LLC to launch five new FAST channels featuring its Adventure Network brands including Surfer, Powder, and BikeMag, with potential to expand to additional brands.

Financial Results for the Three Months Ended June 30, 2023 Compared to the Three Months Ended June 30, 2022

Revenue

Revenue was $58.8 million in Q2 2023, representing an increase of 9% compared to $53.8 million in Q2 2022.

Digital Revenue

Revenue from digital operations grew 10% year-over-year to $38.4 million in Q2 2023, as a $4.6 million, or 19%, year-over-year increase in digital advertising and a $0.9 million, or 218%, year-over-year increase in other digital revenue more than offset a $2.1 million decrease in revenue from digital subscriptions and a slight decrease in licensing and syndication revenue. The strong growth in digital advertising was driven by a 35% increase in revenue per page view, more than offsetting a 12% decrease in monthly average pageviews.

Print Revenue

Total print revenue saw significant growth, as it increased by 9% to $20.4 million in Q2 2023 from $18.7 million in Q2 2022, which reflects growth in the results of Sports Illustrated and improvements in the Athlon Outdoor properties, which were acquired as part of the Parade Media acquisition in April 2022.

Gross Profit

Gross profit for Q2 2023 increased $5.5 million or 34% to $21.7 million, from $16.1 million in the prior year period, This represented an improvement of 7 percentage points in gross margin from 30% to 37%. Contributing to this improvement was a year-over-year decrease in content and editorial expense of $1.4 million or 9% and a $4.6 million or 19% increase in digital advertising revenue, reflecting our continued efforts to manage costs and drive efficiencies.

Operating Expenses

Total operating expenses declined $0.8 million or 2% to $36.0 million in Q2 2023 from $36.8 million in the prior year period. The company continues to maintain expense discipline while optimizing operations and integrating acquired properties.

Net Loss

Net loss was $19.5 million in Q2 2023 as compared to $22.2 million in the prior year period, a $2.7 million of 12% improvement, primarily as a result of a $6.3 million narrowing in loss from operations that was partially offset by a $2.5 million increase in interest expense related to increased debt outstanding. Q2 2023 included non-cash charges of $14.7 million, consistent with the charges in the prior year period.

Adjusted EBITDA

Adjusted EBITDA was a loss of $76 thousand for Q2 2023, a $4.1 million improvement as compared to an Adjusted EBITDA loss of $4.2 million in the prior year period. Adjusted EBITDA is a non-GAAP financial measure. A disclaimer and reconciliation are provided below.

Balance Sheet and Liquidity as of June 30, 2023

Cash and cash equivalents were $5.5 million as of June 30, 2023, compared to $13.9 million as of December 31, 2022.

In the first half of 2023, net cash used in operating activities was $16.4 million, as compared to $7.5 million used in operating activities in the first half of 2022.

Fiscal 2023 Outlook

Management suspended its 2023 full-year guidance, citing the complexity of the proposed strategic transaction with Bridge Media Networks, and expects to be able to issue revised guidance in four to six months, after the integration of the respective businesses.

Conference Call

Ross Levinsohn, The Arena Group’s Chief Executive Officer, Doug Smith, Chief Financial Officer, and Andrew Kraft, Chief Operating Officer, will host a conference call and live webcast to review the quarterly results and provide a corporate update at 4:30 p.m. ET today. To access the call, please dial 800-285-6670 (toll free) or 713-481-1320. The conference call will also be webcast live on the Investor Relations section of The Arena Group’s website at https://investors.thearenagroup.net/news-and-events/events.

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company’s website for at least 90 days. A telephonic replay of the conference call will also be available from 7 p.m. ET on August 14, 2023 until 11:59 p.m. ET on August 28, 2023 by dialing 877-481-4010 (United States) or 919-882-2331 (international) and using the passcode 48775.

About The Arena Group

The Arena Group (NYSE American: AREN) is an innovative technology platform and media company with a proven cutting-edge playbook that transforms media brands. Our unified technology platform empowers creators and publishers with tools to publish and monetize their content, while also leveraging quality journalism of anchor brands like Sports Illustrated, TheStreet, Parade, Men’s Journal, and HubPages to build their businesses. The company aggregates content across a diverse portfolio of over 265 brands, reaching over 100 million users monthly. Visit us at thearenagroup.net and discover how we are revolutionizing the world of digital media.

About Bridge Media Networks

Bridge Media Networks is a dynamic and innovative media group that offers a wide range of platforms for delivering the latest news, sports, automotive, and travel content. Bridge Media Networks’ portfolio includes over-the-air television stations, two national television networks, cutting-edge streaming platforms, and dynamic websites designed to keep viewers informed and entertained. Bridge Media Networks’ unwavering commitment is to provide viewers with the most comprehensive and impartial content possible through its flagship brands: NEWSnet, Sports News Highlights, Driven, and TravelHost.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. This press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure. We believe Adjusted EBITDA provides visibility to our underlying continuing operating performance by excluding the impact of certain items that are noncash in nature or not related to our core business operations. We calculate Adjusted EBITDA as net loss, as adjusted for loss from discontinued operations, with additional adjustments for (i) interest expense (net), (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in fair value of contingent consideration, (vi) liquidated damages, (vii) loss on impairment of assets, (viii) employee retention credit, and (ix) employee restructuring payments.

Our Adjusted EBITDA measure may not be comparable to a similarly titled measure used by other companies, has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Additionally, we do not consider our Adjusted EBITDA as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. A reconciliation of Adjusted EBITDA to net loss has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Forward Looking Statements

This press release includes statements that constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, and include, for example, statements related to the proposed strategic transaction with Simplify Inventions, including the Company’s ability to complete the transaction and the potential benefits thereof, the Company’s anticipated restructuring of its indebtedness, the Company’s anticipated future expenses and investments, business strategy and plans, expectations relating to its industry, market conditions and market trends and growth, market position and potential market opportunities, and objectives for future operations. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of the Company to expand its verticals; the Company’s ability to grow its subscribers; the Company’s ability to grow its advertising revenue; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that the Company could take to reduce operating costs; the remaining effects of the COVID-19 pandemic and impact on the demand for the Company products; the inability of the Company to sustain profitable sales growth; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by the Company in its public filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction with Bridge Media Networks (the “Proposed Transaction”) or otherwise.

Additional Information and Where to Find It

In connection with the Proposed Transaction, the Company intends to file relevant materials with the SEC, including a preliminary and definitive proxy statement to be filed by the Company. The definitive proxy statement and proxy card will be delivered to the stockholders of the Company in advance of the special meeting relating to the Proposed Transaction. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge at the Company’s website copies of materials it files with, or furnishes to, the SEC. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Proposed Transaction. Information regarding the special interests of these directors and executive officers in the Proposed Transaction will be included in the definitive proxy statement referred to above. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its definitive proxy statement for the 2023 annual meeting of stockholders. Additional information regarding the interests of such individuals in the Proposed Transaction will be included in the definitive proxy statement relating to the Proposed Transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Investor Relations Contact

Rob Fink

FNK IR

Aren@fnkir.com

646.809.4048

Media Contacts:

Rachael Fink

Manager, Public Relations, The Arena Group

Rachael.fink@thearenagroup.net

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(unaudited)
	($ in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$5,489	$13,871
Restricted cash	502	502
Accounts receivable, net	31,632	33,950
Subscription acquisition costs, current portion	34,983	25,931
Prepayments and other current assets	11,768	4,441
Total current assets	84,374	78,695
Property and equipment, net	483	735
Operating lease right-of-use assets	279	372
Platform development, net	9,788	10,330
Subscription acquisition costs, net of current portion	12,354	14,133
Acquired and other intangible assets, net	49,454	58,970
Other long-term assets	1,025	1,140
Goodwill	41,329	39,344
Total assets	$199,086	$203,719
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	$13,794	$12,863
Accrued expenses and other	23,143	23,102
Line of credit	14,907	14,092
Unearned revenue	66,799	58,703
Subscription refund liability	890	845
Operating lease liability	456	427
Contingent consideration	970	-
Liquidated damages payable	6,142	5,843
Bridge notes	35,844	34,805
Term debt	66,183	65,684
Total current liabilities	229,128	216,364
Unearned revenue, net of current portion	17,080	19,701
Operating lease liability, net of current portion	122	358
Liquidated damages payable, net of current portion	-	494
Other long-term liabilities	4,733	5,307
Deferred tax liabilities	538	465
Total liabilities	251,601	242,689
Commitments and contingencies
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $168; Series G shares issued and outstanding: 168; common shares issuable upon conversion: 8,582 at June 30, 2023 and December 31, 2022	168	168
Series H convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 23,000 shares designated; aggregate liquidation value: $12,856 and $14,356; Series H shares issued and outstanding: 12,856 and 14,356; common shares issuable upon conversion: 1,774,128 and 1,981,128 at June 30, 2023 and December 31, 2022, respectively	11,508	13,008
Total mezzanine equity	11,676	13,176
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares; issued and outstanding: 22,014,927 and 18,303,193 shares at June 30, 2023 and December 31, 2022, respectively	219	182
Common stock to be issued	-	-
Additional paid-in capital	297,522	270,743
Accumulated deficit	(361,932)	(323,071)
Total stockholders’ deficiency	(64,191)	(52,146)
Total liabilities, mezzanine equity and stockholders’ deficiency	$199,086	$203,719

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	($ in thousands, except share data)
Revenue	$58,806	$53,752	$110,186	$101,995
Cost of revenue (includes amortization of platform development and developed technology for three months ended 2023 and 2022 of $2,323 and $2,375, respectively and for the six months ended 2023 and 2022 of $4,692 and $4,686, respectively)	37,142	37,622	67,177	66,119
Gross profit	21,664	16,130	43,009	35,876
Operating expenses
Selling and marketing	19,503	17,483	37,472	34,699
General and administrative	11,722	14,834	24,775	28,348
Depreciation and amortization	4,735	4,444	9,501	8,646
Loss on impairment of assets	-	-	119	257
Total operating expenses	35,960	36,761	71,867	71,950
Loss from operations	(14,296)	(20,631)	(28,858)	(36,074)
Other (expense) income
Change in fair value of contingent consideration	90	-	(409)	-
Interest expense	(5,001)	(2,506)	(9,183)	(5,326)
Liquidated damages	(177)	(128)	(304)	(300)
Total other expenses	(5,088)	(2,634)	(9,896)	(5,626)
Loss before income taxes	(19,384)	(23,265)	(38,754)	(41,700)
Income tax (provision) benefit	(100)	1,741	(107)	1,727
Loss from continuing operations	(19,484)	(21,524)	(38,861)	(39,973)
Loss from discontinued operations, net of tax	-	(683)	-	(683)
Net loss	$(19,484)	$(22,207)	$(38,861)	$(40,656)
Basic and diluted net loss per common share:
Continuing operations	$(0.88)	$(1.18)	$(1.89)	$(2.37)
Discontinued operations	-	(0.04)	-	(0.04)
Basic and diluted net loss per common share	$(0.88)	$(1.22)	$(1.89)	$(2.41)
Weighted average number of common shares outstanding – basic and diluted	22,074,500	18,258,890	20,509,676	16,847,920

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended June 30,
	2023	2022
	($ in thousands)
Cash flows from operating activities
Net loss	$(38,861)	$(40,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	197	245
Amortization of platform development and intangible assets	13,996	13,087
Amortization of debt discounts	1,645	934
Noncash and accrued interest	602	69
Loss on impairment of assets	119	257
Change in fair value of contingent consideration	409	-
Liquidated damages	304	300
Stock-based compensation	12,616	16,466
Deferred income taxes	73	(1,782)
Bad debt expense	54	372
Other	-	185
Change in operating assets and liabilities net of effect of business combination:
Accounts receivable, net	2,213	(83)
Subscription acquisition costs	(7,273)	2,143
Royalty fees	-	7,500
Prepayments and other current assets	(7,327)	264
Other long-term assets	8	13
Accounts payable	742	335
Accrued expenses and other	(800)	(7,131)
Unearned revenue	5,526	945
Subscription refund liability	45	(693)
Operating lease liabilities	(114)	(107)
Other long-term liabilities	(574)	(128)
Net cash used in operating activities	(16,400)	(7,465)
Cash flows from investing activities
Purchases of property and equipment	-	(379)
Capitalized platform development	(2,132)	(2,784)
Proceeds from sale of equity investment	-	2,450
Payments for acquisition of business, net of cash acquired	(500)	(9,481)
Net cash used in investing activities	(2,632)	(10,194)
Cash flows from financing activities
Repayments under line of credit, net borrowing	815	(4,180)
Proceeds from common stock registered direct offering	11,500	-
Payments of issuance costs from common stock registered direct offering	(167)	-
Proceeds from common stock public offering, net of offering costs	-	32,058
Payments of issuance costs from common stock public offering	-	(1,568)
Payment of deferred cash payments	(75)	(453)
Payment of taxes from common stock withheld	(1,423)	(556)
Payment of restricted stock liabilities	-	(2,152)
Net cash provided by financing activities	10,650	23,149
Net increase (decrease) in cash, cash equivalents, and restricted cash	(8,382)	5,490
Cash, cash equivalents, and restricted cash – beginning of period	14,373	9,851
Cash, cash equivalents, and restricted cash – end of period	$5,991	$15,341
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	$5,489	$14,839
Restricted cash	502	502
Total cash, cash equivalents, and restricted cash	$5,991	$15,341
Supplemental disclosure of cash flow information
Cash paid for interest	$7,140	$4,323
Cash paid for income taxes	85	-
Noncash investing and financing activities
Reclassification of stock-based compensation to platform development	$548	$1,125
Issuance cost of offerings recorded in accrued expenses and other	189	-
Issuance of common stock in connection with settlement of liquidated damages	499	7,008
Issuance of common stock upon conversion of series H preferred stock	1,500	511
Issuance of common stock in connection with acquisition	2,000	-
Deferred cash payments recorded in connection with acquisitions	246	1,889
Common stock issued in connection with acquisition of Athlon	-	3,141
Assumptions of liabilities in connection with acquisition of Athlon	-	12,642
Reclassification to liability upon common stock modification	68	-

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

NET LOSS TO ADJUSTED EBITDA RECONCILIATION

(unaudited)

The following table presents a reconciliation of Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(19,484)	$(22,207)	$(38,861)	$(40,656)
Net loss from discontinued operations	-	683	-	683
Net loss from continued operations	(19,484)	(21,524)	(38,861)	(39,973)
Add (deduct):
Interest expense, net (1)	5,001	2,506	9,183	5,326
Income tax provision (benefit)	100	(1,741)	107	(1,727)
Depreciation and amortization (2)	7,058	6,819	14,193	13,332
Stock-based compensation (3)	6,189	9,099	12,616	16,466
Change in fair value of contingent consideration (4)	(90)	-	409	-
Liquidated damages (5)	177	128	304	300
Loss on impairment of assets (6)	-	-	119	257
Employee retention credit (7)	-	-	(6,868)	-
Employee restructuring payments (8)	973	505	4,262	679
Adjusted EBITDA	$(76)	$(4,208)	$(4,536)	$(5,340)

(1)	Interest expense is related to our capital structure and varies over time due to a variety of financing transactions. Interest expense includes $715 and $274 for amortization of debt discounts for the three months ended June 30, 2023 and 2022, respectively, as presented in our condensed consolidated statements of cash flows, which is a noncash item. Interest expense includes $1,645 and $934 for amortization of debt discounts for the six months ended June 30, 2023 and 2022, respectively. Investors should note that interest expense will recur in future periods.

(2)	Depreciation and amortization is related to our developed technology and Platform included within cost of revenues of $2,323 and $2,375, for the three months ended June 30, 2023 and 2022, respectively, and depreciation and amortization included within operating expenses of $4,735 and $4,444 for the three months ended June 30, 2023 and 2022, respectively. Depreciation and amortization is related to our developed technology and Platform included within cost of revenues of $4,692 and $4,686, for the six months ended June 30, 2023 and 2022, respectively, and depreciation and amortization included within operating expenses of $9,501 and $8,646 for the six months ended June 30, 2023 and 2022, respectively. We believe (i) the amount of depreciation and amortization expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

(3)	Stock-based compensation represents noncash costs arise from the grant of stock-based awards to employees, consultants and directors. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations, and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

(4)	Change in fair value of contingent consideration represents the change in the put option on our common stock in connection with the Fexy Studios acquisition.

(5)	Liquidated damages (or interest expense related to accrued liquidated damages) represents amounts we owe to certain of our investors in private placements offerings conducted in fiscal years 2018 through 2020, pursuant to which we agreed to certain covenants in the respective securities purchase agreements and registration rights agreements, including the filing of resale registration statements and becoming current in our reporting obligations, which we were not able to timely meet.

(6)	Loss on impairment of assets represents certain assets that are no longer useful.

(7)	Employee retention credit represents payroll related tax credits under the Cares Act.

(8)	Employee restructuring payments represents severance payments to employees under employer restructuring arrangements and payments to our former Chief Executive Officer for the three and six months ended June 30, 2023 and 2022, respectively.